UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     March 17, 2020

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2450 N St NW Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     202-295-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2020, Cogent Communications Holdings, Inc. (the “Company”) announced that, Thaddeus (Tad) Weed, its Chief Financial Officer (Principal Financial and Principal Accounting Officer), will be on a temporary medical leave of absence, effective immediately. Mr. Weed’s medical leave is not related to the COVID-19 novel coronavirus.

During Mr. Weed’s leave of absence, Jean-Michel Slagmuylder will serve as Acting Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer), effective immediately.

Mr. Slagmuylder, age 57, has served as the Company’s Chief Financial Officer – Europe since 2004. From 1999 to 2004, Mr. Slagmuylder served as Finance Manager for LNG Holdings SA, which was acquired by the Company in 2004.

Mr. Slagmuylder has an employment agreement under which he serves as Chief Financial Officer – Europe. Mr. Slagmuylder’s employment agreement entitles him to a base salary of 275,103 Euros, Mr. Slagmuylder may terminate his employment with the Company by giving two months’ written notice and the Company is required to provide three months’ written notice to terminate his employment. In the event the Company’s termination is without cause, Mr. Slagmuylder is entitled to three months of salary.

Mr. Slagmuylder’s compensation will not change in connection with this interim appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

March 18, 2020	By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer